UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 23, 2025

ImmunityBio, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37507	43-1979754
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3530 John Hopkins Court

San Diego, California 92121

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (844) 696-5235

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	IBRX	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On December 23, 2025, ImmunityBio, Inc. (the “Company”) entered into Amendment No. 1 (the “Amendment to Sale Agreement”) to the Open Market Sale AgreementSM dated April 30, 2021, (the “Sale Agreement”) with Jefferies LLC (the “Agent”) relating to the sale and issuance of shares of its common stock, par value $0.0001 per share (the “Shares”), from time to time through an “at the market” offering program under which the Agent acts as the Company’s sales agent.

The Amendment to Sale Agreement, among other things, authorizes the issuance of an additional $459,972,480 of Shares, which were registered under the Company’s prospectus supplement dated December 23, 2025, as filed with the SEC on December 23, 2025 (the “Prospectus Supplement”), as well as additional amounts that the Company may register with the U.S. Securities and Exchange Commission (the “SEC”) from time to time, and makes certain administrative changes regarding the settlement of Shares sold under the Sale Agreement and the auditor comfort process under the Sale Agreement.

The sales and issuances of the Shares authorized by the Amendment to Sale Agreement will be made pursuant to the Company’s effective shelf registration statement on Form S-3ASR (File No.333-278770) (the “Registration Statement”), that was automatically effective upon filing with the SEC on April 17, 2024, as supplemented by the Prospectus Supplement.

The foregoing description of the Amendment to Sale Agreement is not complete and is qualified in its entirety by reference to the full text of the Amendment to Sale Agreement, a copy of which is filed herewith as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy the securities discussed herein, nor shall there be any offer, solicitation, or sale of the securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Wilson Sonsini Goodrich & Rosati, Professional Corporation, counsel to the Company, has issued a legal opinion relating to the validity of the Shares being offered pursuant to the Amendment to Sale Agreement. A copy of such legal opinion, including the consent included therein, is filed as Exhibit 5.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 8.01.	Other Information.

As previously disclosed in the Company’s Definitive Information Statement filed on October 20, 2025 (the “Information Statement”), in October 2025, the Company’s Board of Directors (the “Board”) and the holders of a majority of the issued and outstanding shares of the Company’s common stock approved amending the Company’s Amended and Restated Certificate of Incorporation (the “Restated Certificate”) with a Certificate of Amendment to the Restated Certificate (the “Certificate of Amendment”) to increase the Company’s authorized shares of common stock from 1,350,000,000 shares to 1,650,000,000 shares. As described in the Information Statement, the Certificate of Amendment became effective twenty (20) calendar days after the mailing date of the Information Statement, on November 10, 2025, on which date the Company filed the Certificate of Amendment with the Secretary of State of the State of Delaware.

The Certificate of Amendment is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference. The foregoing description of the Certificate of Amendment is qualified in its entirety by reference to the text of the Certificate of Amendment.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description of Exhibit

3.1*	Certificate of Amendment of Amended and Restated Certificate of Incorporation of ImmunityBio, Inc. dated November 10, 2025.

5.1*	Legal Opinion of Wilson Sonsini Goodrich & Rosati, P.C.

10.1*	Amendment No. 1 to Open Market Sale Agreement dated December 23, 2025, by and between ImmunityBio, Inc. and Jefferies LLC.

23.1*	Consent of Wilson Sonsini Goodrich & Rosati, P.C. (included in Exhibit 5.1).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMMUNITYBIO, INC.
Registrant

Date: December 23, 2025	By:	/s/ David C. Sachs
David C. Sachs
Chief Financial Officer